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                                                                     EXHIBIT 23



The Board of Directors
The Home Depot, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-91943, 333-85759, 333-61733, 333-56207, 33-46476, 33-22531, 33-22299,
33-58807, 333-16695, 333-01385) on Form S-8 and (Nos. 333-81485, 333-03497) on
Form S-3 of The Home Depot, Inc. of our report dated February 25, 2000, relating to the consolidated balance sheets of The Home Depot, Inc. and subsidiaries as of January 30, 2000 and January 31, 1999, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended January 30, 2000, which report is incorporated by reference in the January 30, 2000 annual report on Form 10-K of The Home Depot, Inc.



                                                      /s/ KPMG LLP
                                            -----------------------------------
                                                          KPMG LLP


Atlanta, Georgia
April 21, 2000